U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2008

MORTGAGEBROKERS.COM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

333-105778
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	05-0554486 (IRS Employer Identification No.)

260 Edgeley Boulevard, Suite 11, Concord, Ontario L4K 3Y4
(Address of principal executive offices)

(877) 410-4848
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                      Changes in Registrant’s Certifying Accountant

       On April 16, 2008, DNTW Chartered Accountants, LLP (“DNTW”) advised the Company that DNTW would not be accepting the engagement as the Company’s auditors for the year ended December 31, 2008 and that DNTW’s role as auditors of the Company would cease immediately.  After some discussion between the Company and DNTW as to terms upon which DNTW might reconsider its decision not to accept such engagement, DNTW provided written confirmation to the Company on April 22, 2008 that the client-auditor relationship between DNTW and the Company had ceased.

DNTW provided an audit report on the financial statements of the Company for the year ended December 31, 2007.  Other than a statement as to the ability of the Company to continue as a going concern, there was in such report no adverse opinion or disclaimer of opinion or modification as to uncertainty, audit scope or accounting principles.  Since DNTW’s engagement on February 7, 2008, there have been no disagreements with DNTW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to DNTW’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with the report it issued on the financial statements of the Company, and there were no reportable events described in Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided DNTW with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-B and has requested that DNTW furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company.   A copy of this letter will be filed by way of amendment to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             Mortgagebrokers.com Holdings, Inc.

Date:  April 28, 2008                                                                                          By: /s/ Alex Haditaghi
     Alex Haditaghi, President